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                                                                   EXHIBIT 10.19



                             CONFIDENTIAL AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

        THIS CONFIDENTIAL AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "AGREEMENT") effective as of September 23, 1998 is between Bruce J. Bergman ("EMPLOYEE"), The Bergman Family Trust (the "TRUST") and Brocade Communications Systems, Inc. ("BROCADE"), a California corporation. As used in this Agreement, Brocade refers to Brocade Communications Systems, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Brocade Communications Systems, Inc.

                                    RECITALS

        WHEREAS, Employee and Brocade entered into that certain confidential Agreement and General Release dated as of April 25 1998 (the "PREVIOUS AGREEMENT") setting forth certain rights and obligations of each of the parties arising both prior to and following the date EMPLOYEE's successor commenced employment as President and Chief Executive Officer with brocade (the "TERMINATION DATE"), which date was July 13, 1998;

        WHEREAS, Employee originally acquired 773,528 shares of Brocade's Common Stock (after giving effect to all stock splits through the date hereof) (the "SHARES") pursuant to a Restricted Stock Purchase Agreement dated June 5, 1996 ("PURCHASE AGREEMENT"), and EMPLOYEE transferred such shares to the Trust on March 11, 1997; and

        WHEREAS, the parties wish to amend and restate the Previous Agreement so as to clarify the post-Termination Date rights and obligations of each party, including but not limited to (i) the rights of EMPLOYEE, with respect to certain payments, and the Trust with respect to the Shares, (ii) the completion date of EMPLOYEE's employment, directorship and consultancy activities with Brocade and
(iii) the scope of EMPLOYEE's agreement not to compete with Brocade;

        NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

        1. EMPLOYMENT TERMINATION. The parties agree and confirm that EMPLOYEE's employment as President and Chief Executive Officer of Brocade terminated effective on the Termination Date. EMPLOYEE agrees that his service as a member of Brocade's Board of Directors, and as a consultant to Brocade, shall cease effective as of the date of this Agreement.

        2. PRETERMINATION OBLIGATIONS. The parties agree and confirm that EMPLOYEE has received his then effective base salary and all other compensation and benefits accrued through the Termination Date (less applicable withholding).


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        3. OBLIGATIONS OF BROCADE.

               a. In exchange for entering into this Agreement, subject to EMPLOYEE's compliance with Sections 5(c) and 5(d) hereof during the Transition Period, Brocade agrees to provide EMPLOYEE with the following benefits during the one (1) year period following the Termination Date (the "TRANSITION PERIOD"):

                      (1) Brocade will pay EMPLOYEE his base salary in effect on the Termination Date (less applicable withholding) in accordance with Brocade's normal payroll practices. EMPLOYEE shall not participate in Brocade's bonus plans or continue to accrue vacation or sick time during the Transition Period.

                      (2) Brocade will provide EMPLOYEE with all existing employee health benefit insurance coverage during the Transition Period. Thereafter, EMPLOYEE will be eligible to purchase independently the identical healthcare insurance coverage programs as required by C.O.B.R.A. (Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).

               b. EMPLOYEE and Trust each understand and acknowledge that neither the EMPLOYEE nor the Trust will be entitled to any benefits from Brocade other than those expressly set forth in this Section 3.

               c. Subject to EMPLOYEE's compliance with Sections 5(c) and
Section 5(d) hereof during the Transition Period, the benefits provided under this Section 3 shall be payable for the Transition Period even if EMPLOYEE dies prior to the end of the Transition Period.

        4. STATUS OF PRE-EXISTING AGREEMENTS. In exchange for entering into the Agreement, Brocade, Employee and Trust agree as follows with respect to the
Shares:

               a. The Shares continue to be subject to (1) that certain Fourth Amended and Restated Right of First Refusal and CoSale Agreement dated as of December 3, 1997 between Brocade and the parties thereto (the "COSALE AGREEMENT"), (2) the Fourth Amended and Restated Voting Agreement dated as of December 3, 1997, among Brocade and the investors named therein (the "VOTING AGREEMENT"), and (3) the Purchase Agreement.

               b. Section 5 of the Purchase Agreement is hereby amended to read as set forth on ADDENDUM A hereto.

        5. OBLIGATIONS OF EMPLOYEE. In exchange for the benefits described in
Section 3, EMPLOYEE and Trust agree to the following:



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               a. EMPLOYEE agrees to promptly provide Brocade with any available information relating to work previously performed by EMPLOYEE for Brocade upon reasonable notice and request from Brocade during the Transition Period.

               b. EMPLOYEE will continue to be bound by and comply with the terms of that certain Employee Invention Assignment and Confidentiality Agreement ("CONFIDENTIALITY AGREEMENT") effective June 24, 1996, a copy of which is attached to this Agreement. EMPLOYEE will return all Brocade property (unless otherwise agreed in writing) and all confidential and proprietary information in EMPLOYEE's possession to Brocade within five (5) business days of execution of this Agreement, provided, however, EMPLOYEE may retain the computer and cell phone provided by Brocade to EMPLOYEE.

               c. EMPLOYEE will not solicit, or initiate any solicitation of any Brocade employee to leave his/her employment with Brocade to commence a relationship with EMPLOYEE or any other employer for a period commencing on the Termination Date and ending one year from the end of the Transition Period.

               d. EMPLOYEE during the Transition Period will not (i) accept employment (full or part time) with, or consult with any business that competes with Brocade or (ii) engage in activities or behavior which is inconsistent or conflicts with or is contrary to the responsibilities or duties of a Director of Brocade (as though EMPLOYEE was in fact a Director of Brocade), ("RESTRICTED ACTIVITIES"), including such activities as being a Director of a competitor, or significant customer or partner of Brocade, being an employee or consultant of a significant customer or partner of Brocade or owning or having the right to own in excess of 2-1/2% of the outstanding securities of a competitor or significant customer or partner of Brocade, and consistent with the duties of a director EMPLOYEE shall raise for discussion with the Chairman of Brocade's Board of Directors any potential Restricted Activities prior to engaging in such activities.

        6. RELEASE.

               a. GENERAL

                      (1) Subject to Section 6(a)(2) below EMPLOYEE, Trust and Brocade, on behalf of themselves and their respective heirs, family members, executors, beneficiaries, investors, employees, officers, directors, agents, attorneys, legal successors, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, beneficiaries, shareholders, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time to and including the Effective Date (as defined hereinafter) (collectively, the "RELEASED MATTERS"), including without limitation,

                             A. any and all claims relating to or arising from
EMPLOYEE's employment relationship with Brocade and the termination of that relationship.



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                             B. any and all claims relating to, or arising from,
EMPLOYEE's or Trust's right to purchase, or actual purchase of, shares of stock of Brocade, including, without limitation, any claims by EMPLOYEE or Trust of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                             C. any and all claims for wrongful discharge of
employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

                             D. any and all claims for violation of any federal,
state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

                             E. any and all claims for violation of the federal,
or any state, constitution;

                             F. any and all claims arising out of any other laws
and regulations relating to employment or employment discrimination;

                             G. any and all claims for attorneys' fees and
costs; and

                             H. any and all claims either Brocade, on the one
hand, or EMPLOYEE and/or Trust, on the other hand, may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the EMPLOYEE's employment with Brocade and to the termination of such employment. Each of the parties agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released.

                      (2) THE PARTIES AGREE THAT NOTWITHSTANDING ANY OF THE FOREGOING THIS RELEASE DOES NOT EXTEND TO ANY OBLIGATIONS INCURRED UNDER THE AGREEMENT OR ANY OBLIGATIONS OF EMPLOYEE OR TRUST UNDER THE CONFIDENTIALITY AGREEMENT PREVIOUSLY EXECUTED BY



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THE EMPLOYEE, THE COSALE AGREEMENT, VOTING AGREEMENT OR PURCHASE AGREEMENT.

                      (3) EMPLOYEE and Trust each represent that neither EMPLOYEE nor Trust has any lawsuits, claims nor actions pending in EMPLOYEE's or Trust's name, or on behalf of any other person or entity, against Brocade or any other person or entity referred to herein. EMPLOYEE and Trust each also represent that neither EMPLOYEE nor Trust intends to bring any claims on EMPLOYEE's or Trust's own behalf against Brocade or any other person or entity referred to herein.

                      (4) EMPLOYEE and Trust each represent that neither EMPLOYEE nor Trust is aware of any claim by EMPLOYEE or Trust other than the claims that are released by this Release. EMPLOYEE and Trust each acknowledge that he/it has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

EMPLOYEE and Trust expressly waive any right or benefit which EMPLOYEE or Trust has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction to the full extent that EMPLOYEE or Trust may lawfully waive those rights and benefits pertaining to the subject matter of this Release. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of EMPLOYEE, Trust and Brocade intend to fully, finally, and forever settle all of the Released matters in exchange for the benefits set forth in this Release and in the Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

               b. INDEMNIFICATION. This Release shall not apply with respect to any claims arising under EMPLOYEE's existing rights to indemnification and defense pursuant to the Articles of Incorporation and Bylaws of Brocade for acts as a director and/or officer or to EMPLOYEE's rights of insurance under any director and officer liability policy in effect covering Brocade's directors and officers. Brocade agrees to maintain any such director and officer liability policy in effect with respect to EMPLOYEE's for services performed by him as an officer to the same extent as other Brocade officers.

               c. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. EMPLOYEE acknowledges that EMPLOYEE is waiving and releasing any rights EMPLOYEE may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. EMPLOYEE and Brocade agree that this waiver and release



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does not apply to any rights or claims that may arise under ADEA after the
Effective Date of this Release, EMPLOYEE acknowledges that the consideration given for this waiver and release agreement in addition to anything of value to which EMPLOYEE was already entitled. EMPLOYEE further acknowledges that EMPLOYEE has been advised by this writing that:

                      (1) EMPLOYEE should consult with an attorney prior to executing this Release;

                      (2) EMPLOYEE has at least twenty-one (21) days within which to consider this Release, although EMPLOYEE may accept the terms of this Release at any time within those 21 days;

                      (3) EMPLOYEE has at least seven (7) days following the execution of this Release by the parties to revoke this Release; and

                      (4) This Release will not be effective until the revocation period has expired.

               d. VOLUNTARY EXECUTION OF AGREEMENT. This Release is entered into and executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                      (1) they have read this Release;

                      (2) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                      (3) they understand the terms and consequences of this Release and of the releases it contains;

                      (4) they are fully aware of the legal and binding effect of this Release.

                      EMPLOYEE AND TRUST UNDERSTAND THAT HE/IT IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT HE/IT IS GIVING UP ANY LEGAL CLAIMS HE/IT HAS AGAINST BROCADE BY SIGNING THIS RELEASE. EMPLOYEE AND TRUST FURTHER ACKNOWLEDGE THAT EMPLOYEE AND TRUST DO SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE AGREEMENT.

        7. ARBITRATION. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by the American Arbitration



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Association under its California Employment Dispute Resolution Rules or by a
judge to be mutually agreed upon. This Section 7 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to EMPLOYEE's obligations under EMPLOYEE's Confidentiality Agreement, and EMPLOYEE's obligations under Sections 5(c) and 5(d) and EMPLOYEE's or Trust's obligation under Section 9 hereof.

        8. ATTORNEYS' FEES. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

        9. CONFIDENTIALITY. EMPLOYEE and Trust each acknowledge that EMPLOYEE and Trust have not disclosed any of the terms of this Agreement to anyone other than EMPLOYEE's and Trust's counsel and/or spouse/domestic partner. EMPLOYEE and Trust agree, on behalf of each of EMPLOYEE, Trust and their respective agents, not to disclose, or to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement (or the Previous Agreement) or consideration for this Agreement (the "SETTLEMENT INFORMATION") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. EMPLOYEE and Trust agree to take every reasonable precaution to disclose Settlement Information only to EMPLOYEE's and/or Trust's attorney, accountant, tax authorities, and EMPLOYEE's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. EMPLOYEE and Trust acknowledge that the confidentiality of the terms of this Agreement is a material inducement to Brocade in entering into it. Any dispute concerning this confidentiality provision will be resolved through arbitration before the American Arbitration Association in Santa Clara County, California (the "ARBITRATOR") pursuant to Section 7. The prevailing party in the arbitration will be entitled to reasonable attorneys' fees and costs incurred in arbitrating the breach of the confidentiality provision, regardless of what other sanctions or remedies the Arbitrator may award.

        10. NON-DISPARAGEMENT. EMPLOYEE and Trust agree to refrain from disparagement, criticism, defamation or slander of Brocade or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. Brocade agrees to maintain its neutral reference policy in regard to EMPLOYEE and use its reasonable efforts to refrain from disparagement, criticism, defamation and slander of EMPLOYEE.

        11. NO ADMISSION OF LIABILITY. Brocade, EMPLOYEE and Trust understand and acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.



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        12. NO KNOWLEDGE OF WRONGDOING. EMPLOYEE has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or other wrongdoing, that involves EMPLOYEE or other present or former Brocade employees.

        13. SUCCESSORS. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of Brocade, EMPLOYEE and Trust in addition to Brocade, EMPLOYEE and Trust.

        14. INTEGRATION. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements, including the Previous Agreement, whether written or oral with the exception of EMPLOYEE's obligations under the Confidentiality Agreement, CoSale Agreement, Voting Agreement and Purchase Agreement (to the extent not amended hereby).

        15. NO ORAL MODIFICATION. This Agreement may not be altered or amended except by a written document executed by the affected parties.

        16. GOVERNING LAW. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

        17. EFFECTIVE DATE. This Agreement is effective as of September 23, 1998, provided that the Release, and Brocade's obligations pursuant to Section 3 above, shall become effective on the eighth day after this Agreement has been signed by both parties (the "EFFECTIVE DATE"), unless sooner revoked by EMPLOYEE. EMPLOYEE ACKNOWLEDGES THAT HE WAS OFFERED A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THE TERMS OF THIS AGREEMENT. EMPLOYEE MAY REVOKE THE RELEASE UNDER THIS AGREEMENT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING EXECUTION OF THIS AGREEMENT. IF EMPLOYEE DESIRES TO REVOKE THE RELEASE, EMPLOYEE MUST DELIVER OR CAUSE TO BE DELIVERED A WRITTEN STATEMENT OF REVOCATION FROM EMPLOYEE PRIOR TO THE EFFECTIVE DATE TO THE CHIEF FINANCIAL OFFICER, BROCADE COMMUNICATIONS SYSTEMS, INC., 1901 GUADALUPE PARKWAY, SAN JOSE, CA 95131. IF EMPLOYEE REVOKES THE RELEASE PRIOR TO THE EFFECTIVE DATE BROCADE SHALL HAVE NO OBLIGATIONS UNDER SECTION 3 HEREOF AND SHALL HAVE THE RIGHT TO REPURCHASE ALL SHARES OF COMMON STOCK HELD BY THE TRUST WHICH ARE UNVESTED SHARES UNDER THE PURCHASE AGREEMENT AS OF THE DATE OF SUCH REVOCATION AS PROVIDED IN ADDENDUM A HERETO.

        18. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.



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        19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

        20. SEVERABILITY. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.



EMPLOYEE:                              BROCADE COMMUNICATIONS
                                       SYSTEMS, INC.

Bruce J. Bergman                       /s/ SETH NEIMAN
                                       -----------------------------------------
                                       By: Seth Neiman
                                       Title: Chairman of the Board

/s/ Bruce J. Bergman
-------------------------------
Signature

Date: 09-23-98                         Date: September 23, 1998

TRUST:

The Bergman Family Trust

/s/ Bruce J. Bergman
--------------------------------

By: /s/ Janet L. Bergman
    ----------------------------

Date: 09-23-98



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                                   ADDENDUM A

        5. COMPANY'S REPURCHASE OPTION. The Company has the option to repurchase all or a portion of the Unvested Shares (as defined below) on the terms and conditions set forth in this Section (the "REPURCHASE OPTION") if Purchaser (i) breaches Sections 5(c) or 5(d) of that certain Confidential Agreement and General Release of Claims effective as of August 19, 1998 by and among parties including the Company and Purchaser (the "RELEASE AGREEMENT") or
(ii) revokes the Release under Section 17 of the Release Agreement (the "REVOCATION").

               (a) UNVESTED AND VESTED SHARES. Shares that are not Vested Shares (as defined in this Section) are "UNVESTED SHARES". As of July 24, 1998 of the 773,528 Shares (after giving effect to all stock splits through such date) purchased hereunder 596,263 Shares (after giving effect to all stock splits through such date) are Vested Shares. For each full calendar month after July 24, 1998 that Purchaser is not in breach of any of his obligations under Sections 5(c) and/or 5(d) of the Release Agreement Purchaser an additional 16,115 Shares (as constituted as of July 24, 1998 and subject to proportional adjustment for any stock split, stock dividends, reverse stock splits or the like with respect to the Company's Common Stock thereafter) shall become Vested Shares. Notwithstanding the foregoing no Unvested Shares will become Vested Shares at any time after the Revocation or following a breach of either Section 5 (c) and/or Section 5(d) of the Release Agreement.

               (b) ADJUSTMENTS. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Stock of the Company occurring after July 24, 1998.

               (c) EXERCISE OF REPURCHASE OPTION AT ORIGINAL PRICE. In the event of a (i) Revocation or (ii) a breach of any of Purchaser's obligations under
Section 5(c) and/or Section 5(d) of the Release Agreement prior to expiration of the Transition Period, then at any time within ninety (90) days after the date of such Revocation or the Company's Board of Directors becomes notified of such breach, the Company may elect to repurchase any or all of the Unvested Shares (as of the date of such Revocation or breach, as the case may be) by giving Purchaser written notice of exercise of the Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Purchaser (or from Purchaser's personal representative as the case may be) any or all of the Unvested Shares at the Purchaser's original Purchase Price Per Share (as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after June 5,
1996).

               (d) PAYMENT OF REPURCHASE PRICE. The repurchase price payable to purchase Unvested Shares upon exercise of the Repurchase Option will be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company (or to such assignee) or by any combination thereof. The repurchase price will be paid without interest within ninety (90) days after the date of such breach."



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